                                                                EXHIBIT 10.44
                            PARENT GUARANTY

     THIS PARENT GUARANTY (as the same may be amended or supplemented from time to time, this "GUARANTY") is made and entered into as of this 8th day of March, 1994, by ENRON OIL & GAS COMPANY, a Delaware corporation ("GUARANTOR"), in favor of CREDIT SUISSE, a Swiss banking corporation, acting through its New York Branch (the "BANK").

      WHEREAS, pursuant to that certain Letter of Credit and Reimbursement Agreement dated as of the date hereof (as from time to time amended, supplemented or otherwise modified, the "REIMBURSEMENT AGREEMENT"), between Enron Gas & Oil Trinidad Limited (the "Obligor") and the Bank, the Bank has agreed to issue a letter of credit in the stated amount of $31,861,111.11 (the "Letter of Credit") for the account of the Obligor and for the benefit of Caribbean Regional Development Investment Trust;

     WHEREAS, Guarantor intends this Guaranty to be an inducement for the Bank to accept the terms of and enter into the Reimbursement Agreement and to issue the Letter of Credit, which the Bank would not be willing to do unless Guarantor executes and delivers this Guaranty;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Bank to accept the terms of the Reimbursement Agreement and to issue the Letter of Credit, Guarantor, intending to be legally bound by this Guaranty, hereby agrees as follows:

                               ARTICLE I

                   DEFINITIONS AND ACCOUNTING TERMS

     Section 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "BANKRUPTCY LAW" means Title 11 of the United States Code entitled "Bankruptcy" as now or hereinafter in effect, or any successor thereto.

     "BUSINESS DAY" means any day that is not (i) a Saturday, (ii) a Sunday, or (iii) another day on which (a) commercial banks in the City of New York, New York, Port of Spain, Trinidad, or San Juan, Puerto Rico are authorized or required by law or order to close or (b) the New York Stock Exchange is not open for trading.

     "CODE" means, as appropriate, the Internal Revenue Code of 1986, as amended, or any successor Federal tax code, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

     "CONSOLIDATED" refers to the consolidation of the accounts of Guarantor and its Subsidiaries in accordance with GAAP.

     "CREDIT AGREEMENT" means the Credit Agreement to be executed among Enron Oil & Gas Company, the banks named therein, and Texas
Commerce Bank, N.A., as Administrative Agent, as such Credit Agreement is in effect on the date of execution thereof.

     "DEBT" shall have the meaning ascribed to such term in the Credit
Agreement.

     "EVENTS OF DEFAULT" has the meaning specified in Section 5.01.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder from time to time.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which is a member of a group of which Guarantor is a member and which is under common control within the meaning of the regulations under Section 414 of the Code.

     "GAAP" means generally accepted accounting principles, in effect from time to time, consistently applied.

     "GUARANTEED OBLIGATIONS" means all indebtedness, obligations, and liabilities of the Obligor to the Bank arising out of, under, or in connection with the Reimbursement Agreement and the Letter of Credit, and any and all legal and other expenses and costs incurred by the Bank in connection therewith or in connection with enforcing the Reimbursement Agreement or this Guaranty, and the due and punctual performance and observance by the Obligor of each and every agreement, covenant, and condition in the Reimbursement Agreement and the Letter of Credit.

     "GUARANTOR MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) Guarantor and its Subsidiaries, taken as a whole, or (b) Guarantor's ability to perform its obligations under this Guaranty.

     "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, by which the present value of the vested benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which Guarantor or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "MULTIPLE EMPLOYER PLAN" means an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which Guarantor or any ERISA Affiliate, and one or more employers other than Guarantor or an ERISA Affiliate, is making or accruing an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

     "OPERATIVE DOCUMENTS" means the Reimbursement Agreement, the Letter of Credit, and any agreement, instrument, certificate, or document now or hereafter executed by the Obligor in connection with the obligations under the Reimbursement Agreement and the Letter of Credit.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PERSON" means an individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, not-for-profit corporation or other entity, sovereign government or agency, instrumentality, or political subdivision thereof.

     "PLAN" means an employee benefit plan (other than a Multiemployer
Plan) which is (or, in the event that any such plan has been terminated within five years after a transaction described in Section 4069 of ERISA, was) maintained for employees of Guarantor or any ERISA Affiliate and covered by Title IV of ERISA.

     "PRINCIPAL SUBSIDIARY" means at any time of determination any Subsidiary having consolidated assets in excess of $100,000,000. For purposes of this definition, consolidated assets shall be determined based on the most recent quarterly or annual financial statements available prior to such determination.

     "SUBSIDIARY" means any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation or others performing similar functions (irrespective of whether or not at the time capital stock of any class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by Guarantor.

     "TERMINATION EVENT" means (i) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, or (ii) the withdrawal of Guarantor or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by Guarantor or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     "WITHDRAWAL LIABILITY" has the meaning set forth under Part I of Subtitle E of Title IV of ERISA.

                              ARTICLE II

                             THE GUARANTY

     Section 2.01.  GUARANTY.

          (a) Guarantor hereby absolutely, irrevocably, and unconditionally guarantees to the Bank the due and punctual payment and performance of all of the Guaranteed Obligations, whether at maturity, at any stated prepayment date or earlier, by reason of acceleration, or otherwise.

          (b) If for any reason whatsoever an event of default under the Operative Documents occurs and the Obligor shall fail or be unable duly, punctually, and fully to pay or perform any of the Guaranteed Obligations, then Guarantor shall pay or cause to be paid to the Bank, or perform or cause to be performed pursuant to the terms of the Operative Documents, the Guaranteed Obligations.

     Section 2.02. GUARANTOR'S OBLIGATION UNCONDITIONAL. The obligations of Guarantor hereunder shall be absolute and unconditional, irrespective of (a) the validity, regularity or enforceability of the Operative Documents or of the obligations thereunder, (b) any present or future law or order of any government (whether of right or in fact) or of any agency thereof purporting to reduce, amend or otherwise affect any obligation of the Obligor or to vary the terms of payment, (c) any action taken by the Bank in the exercise of any right, power or remedy or any failure or omission to enforce any right, power or remedy, and (d) any other circumstance whatsoever (with or without notice to or knowledge of Guarantor) which may or might in any manner or to any extent vary the risks of Guarantor hereunder or otherwise constitute a legal or equitable discharge of a surety or Guarantor, it being the intent of Guarantor that this Guaranty and Guarantor's obligations shall be absolute and unconditional under any and all circumstances and shall not be discharged except by final payment and performance of the Guaranteed Obligations.

     Section 2.03. CONSENT. From time to time, without notice to or further consent of Guarantor and without affecting the liability of Guarantor hereunder, Guarantor hereby agrees that (and consents to)
(a) any of the Guaranteed Obligations may be extended or renewed in whole or in part, (b) any payment, performance or observance by the Obligor may be waived, modified or extended in whole or in part,
(c) any other indulgence may be granted by the Bank, (d) the payment or any obligation may be accelerated in accordance with any agreement between the Obligor and the Bank, and (e) any other guaranty, collateral or other security for any financial accommodation may be exchanged, surrendered, or otherwise dealt with as the Bank may determine.

     Section 2.04. WAIVERS OF NOTICE. Guarantor hereby waives notice of acceptance of this Guaranty and of the granting of any financial accommodation and further waives any requirement of diligence or promptness, notice of default by the Obligor, any and all presentment, demand of payment, protest or notice of nonpayment or protest or of the exchange, sale, surrender or other handling or disposition of any other guaranty, collateral or other security, any requirement that the Bank exhaust any right, power or remedy or proceed against the Obligor under any of the Operative Documents or against any other Person under any other guaranty of, or security for, any of the Guaranteed Obligations, and any and all other notices and demands whatsoever.

     Section 2.05. WAIVERS OF DEFENSE. To the fullest extent permitted by law, Guarantor unconditionally waives any defenses based upon any legal disability of the Obligor whether (i) consensual, (ii) arising by operation of law, (iii) as a result of any bankruptcy, insolvency or debtor-relief proceeding, or (iv) from any other cause. Guarantor further waives any duty of the Bank to advise Guarantor of any information known to the Bank regarding the financial condition of the Obligor and all other circumstances affecting the Obligor's ability to perform its obligations to the Bank, it being agreed that Guarantor assumes the responsibility for being and keeping informed regarding such condition or any such circumstances.

     Section 2.06.  NO SUBROGATION; BANKRUPTCY; NO DISCHARGE.

          (a) GUARANTOR HEREBY WAIVES ANY AND ALL RIGHTS OF SUBROGATION, INDEMNITY, CONTRIBUTION, OR REIMBURSEMENT IN RESPECT OF THE GUARANTEED OBLIGATIONS; ANY BENEFIT OF, OR RIGHT TO ENFORCE ANY REMEDY THAT THE BANK NOW HAS OR MAY HEREAFTER HAVE AGAINST THE OBLIGOR IN RESPECT OF THE OBLIGATIONS OR AGAINST ANY PROPERTY NOW OR HEREAFTER HELD BY THE BANK AS SECURITY FOR THE GUARANTEED OBLIGATIONS; AND ANY AND ALL SIMILAR RIGHTS GUARANTOR MAY HAVE AGAINST THE OBLIGOR UNDER APPLICABLE LAW OR OTHERWISE IN RESPECT OF THE GUARANTEED OBLIGATIONS. If, notwithstanding the foregoing, any amount shall be paid to Guarantor on account of any such subrogation, indemnity, contribution, or reimbursement rights in respect of the Guaranteed Obligations, then such amount shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to be credited and applied against the Guaranteed Obligations, whether matured, unmatured, absolute, or contingent, as the Bank may see fit in its discretion.

          (b) Notwithstanding anything to the contrary contained herein, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any or all of the Guaranteed Obligations are rescinded, invalidated, declared to be fraudulent or preferential, or otherwise required to be restored or returned by the Bank or any other Person upon the insolvency, bankruptcy or reorganization of the Obligor or otherwise, or if the proceeds of any collateral are required to be returned by the Bank or any other Person under any circumstances or if the Bank or any other Person elect to return such payment or proceeds or any part thereof in its sole discretion, all as though such payment or application of proceeds had not been made. Without limiting the generality of the foregoing, if prior to any such rescission, invalidation, declaration, restoration, or return, this Guaranty shall have been canceled or surrendered, then this Guaranty shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair, or otherwise affect the obligations of Guarantor in respect of the amount of the affected payment or application of proceeds.

          (c) Notwithstanding (i) any modification, discharge, or extension of the Guaranteed Obligations; (ii) any disallowance of all or any portion of the Bank's or any other Person's claim for repayment of the Guaranteed Obligations; (iii) any use of cash or other collateral in any bankruptcy or reorganization case; (iv) any agreement or stipulation as to adequate protection in any bankruptcy or reorganization case; (v) any failure by the Bank or any other Person to file or enforce a claim against the Obligor or the Obligor's estates in any bankruptcy or reorganization case; or (vi) any amendment, modification, stay, or cure of the Bank's, the Obligor's, or any other Person's rights that may occur in any bankruptcy or reorganization case or proceeding concerning the Obligor, whether permanent or temporary, and whether assented to by the Bank, the Obligor, or any other Person, Guarantor hereby agrees that Guarantor shall be obliged hereunder to pay the Guaranteed Obligations and discharge Guarantor's other obligations in accordance with the terms of the Guaranteed Obligations and the terms of this Guaranty.

     Section 2.07. SUBORDINATION. Guarantor hereby agrees that any and all present and future debts and obligations of the Obligor to Guarantor and any and all claims of Guarantor against the Obligor, or any of its properties, howsoever arising, shall be subordinate and subject in right of payment to the prior payment, in full, of the Guaranteed Obligations.

     Section 2.08.  CERTAIN RIGHTS AND POWERS OF THE BANK.

          (a) The Bank may proceed to protect and enforce any or all of its rights by suit in equity or action at law, or by other appropriate proceedings, whether for the specific performance of any covenants or agreements contained in the Operative Documents or to take any action authorized or permitted under applicable law. Each and every remedy of the Bank shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or under the Operative Documents or now or hereafter existing at law or in equity.

          (b) At the option of the Bank, Guarantor may be joined in any action or proceeding commenced by the Bank in connection with or based on any of the Operative Documents or any of the transactions contemplated thereby, and recovery may be had against Guarantor in such action or proceeding or in any independent action or proceeding against Guarantor, without any requirement that the Bank first assert, prosecute, or exhaust any remedy or claim against the Obligor or any collateral security or guaranty in respect of the Guaranteed Obligations.
                              ARTICLE III

                    REPRESENTATIONS AND WARRANTIES

     Section 3.01. Guarantor hereby represents and warrants to the Bank that the following statements shall be true and correct on and as of the Closing Date:

          (a) ORGANIZATION AND AUTHORITY. Guarantor has the requisite corporate power, authority, and legal right to execute, deliver and perform this Guaranty, and Guarantor has taken all necessary corporate action to authorize the execution, delivery and performance of this Guaranty. This Guaranty violates no contractual provisions entered into by Guarantor, nor any law. No consent of any other Person (including, without limitation, stockholders or creditors of Guarantor), and no consent, license, permit, approval or authorization of, exemption by, filing, or declaration with, any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty by or against

Guarantor. This Guaranty has been duly executed and delivered by Guarantor, and this Guaranty constitutes the legal, valid, and binding obligation of Guarantor enforceable against it in accordance with its terms.

          (b) FINANCIAL STATEMENTS. The audited Consolidated balance sheet of Guarantor and its Subsidiaries as of December 31, 1992, and the related audited Consolidated statements of income, cash flows and changes in shareholders' equity accounts of Guarantor for the fiscal year ended on said date and the unaudited Consolidated balance sheet of the Guarantor and its Subsidiaries as of September 30, 1993, and the related unaudited Consolidated statements of income, cash flows and changes in shareholders' equity accounts for the fiscal quarter then ended, present fairly, in conformity with GAAP, the Consolidated financial condition of Guarantor and its Subsidiaries at the date of said statements and the Consolidated results of the operations of Guarantor and its Subsidiaries for said fiscal periods. Since December 31, 1992, there has been no material adverse change in the Consolidated financial position, or Consolidated results of operations of Guarantor and its Subsidiaries considered as a whole or Guarantor's ability to perform its obligations under the Operative Documents or other credit agreements to which it is a party.

          (c) PENDING LITIGATION. Except as disclosed in Guarantor's Form 10-K for the year ended December 31, 1992 or the Guarantor's Form 10-Q for each of the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993, there is no action, suit, or proceeding pending against Guarantor or any of its Subsidiaries or, to the knowledge of Guarantor, threatened against Guarantor or any of its Subsidiaries, before any court or arbitrator or any governmental body, agency, or official in which there is a reasonable possibility of an adverse decision which would materially adversely affect the Consolidated financial position, or Consolidated results of operations of Guarantor and its Subsidiaries taken as a whole, or which could reasonably be expected to have a Guarantor Material Adverse Effect.

          (d) SUBSIDIARIES. Each of the Subsidiaries (including, without limitation, the Obligor) is a corporation duly incorporated, validly existing, and in good standing under the laws of its jurisdiction of incorporation. Each of the Subsidiaries has all corporate powers and all governmental licenses, authorizations, consents, and approvals required to carry on its business as now conducted, except where such failures to have such licenses, authorizations, consents, and approvals could not, in the aggregate, reasonably be expected to have a Guarantor Material Adverse Effect.

          (e) ENFORCEABILITY. This Guaranty is legal, valid, and binding obligation, enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity.

          (f) NO DEFAULT. No event has occurred and no condition exists which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

          (g) CONSENTS. The execution, delivery and performance by Guarantor of this Guaranty does not require the consent or the approval or authorization of, or filing, registration, or qualification with, any Person or any Federal, state, or local government on the part of Guarantor as a condition to such execution, delivery, consummation, and compliance.

          (h) ERISA. No Termination Event has occurred or is reasonably expected to occur with respect to any Plan for which an Insufficiency in excess of $50,000,000 exists. Neither Guarantor nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and Guarantor is not aware of any reason to expect that any Multiemployer Plan is to be in reorganization or to be terminated within the meaning of Title IV of ERISA, for which a Withdrawal Liability in excess of $50,000,000 exists.

          (i) TAXES. United States Federal income tax returns of Guarantor and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1987. Guarantor and its Subsidiaries have filed all United States Federal income tax returns and all other material domestic tax returns which to the knowledge of Guarantor are required to be filed by them and have paid or provided for the payment before the same become delinquent of all taxes shown to be due on such returns or pursuant to any assessment received by Guarantor or any Subsidiary, other than those taxes contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of Guarantor and its Subsidiaries in respect of taxes are, in the opinion of Guarantor, adequate to the extent required by GAAP.

          (j)  STATUS.

          (i) Neither Guarantor nor any of its Subsidiaries is or is controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

          (ii) Neither Guarantor nor any Principal Subsidiary is a "holding company", a "subsidiary company" of a "holding company", an "affiliate" of a "holding company", or an "affiliate" of a "subsidiary company" of a "holding company", in each case as such term is defined in the Public Utility Holding Company Act of 1935, as amended.
                              ARTICLE IV

                               COVENANTS

     Section 4.01. GUARANTOR'S AFFIRMATIVE COVENANTS. Guarantor covenants and agrees with the Bank that so long as any of the Operative Documents shall remain in effect or any Guaranteed
Obligations shall remain unsatisfied, Guarantor will:

          (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of the Subsidiaries to comply, with all applicable laws, rules, regulations and orders to the extent noncompliance therewith would have a material adverse effect on the assets or business of Guarantor and the Subsidiaries taken as a whole, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

          (b)  REPORTING REQUIREMENTS.  Furnish to the Bank:

               (i) as soon as available and in any event within 75 days after the end of each of the first three quarters of each fiscal year of Guarantor, a copy of Guarantor's quarterly report on Form 10-Q for such quarter as filed with the Securities and Exchange Commission, which report will include Guarantor's quarterly unaudited financial statements as of the end of and for such quarter;

               (ii) as soon as available and in any event within 135 days after the end of each fiscal year of Guarantor, a copy of the annual report on Form 10-K for such year for Guarantor as filed with the Securities and Exchange Commission, which annual report will include Guarantor's annual audited Consolidated financial statements as of the end of and for such year;

               (iii) simultaneously with the delivery of each of the annual or quarterly reports referred to in clauses (i) and (ii) above, a certificate of the chief financial officer or the chief accounting officer of Guarantor in a form acceptable to the Bank (x) setting forth in reasonable detail the calculations required to establish whether Guarantor was in compliance with the requirements of Section 4.01(g) on the date of the financial statements contained in such report, and (y) stating whether there exists on the date of such certificate any Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, and, if so, setting forth the details thereof and the action which Guarantor has taken and proposes to take with respect thereto;

               (iv) as soon as possible and in any event within five days after an executive officer of Guarantor becomes aware of the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the chief financial officer of Guarantor setting forth details of such Event of Default or event and the action which Guarantor has taken and proposes to take with respect thereto;

               (v) promptly after the sending or filing thereof, copies of all reports which Guarantor sends to any of its public securityholders, and copies of all reports on Forms 10-K, 10-Q and 8-K (or any comparable form) and registration statements (other than registration statements relating to stock options or other employee benefit plans or to secondary offerings of securities and excluding the exhibits relating to any registration statement) which Guarantor files with the Securities and Exchange Commission or any national securities exchange;

               (vi) as soon as possible and in any event (A) within 30 Business Days after Guarantor or any ERISA Affiliate knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan for which an Insufficiency in excess of $50,000,000 exists, has occurred and (B) within 10 Business Days after Guarantor or any ERISA Affiliate knows or has reason to know that any other Termination Event with respect to any Plan for which an Insufficiency in excess of $50,000,000 exists, has occurred or is reasonably expected to occur, a statement of the chief financial officer or chief accounting officer of Guarantor describing such Termination Event and the action, if any, which Guarantor or such ERISA Affiliate proposes to take with respect thereto;

               (vii) promptly and in any event within five Business Days after receipt thereof by Guarantor or any ERISA Affiliate, copies of each notice received by Guarantor or any ERISA Affiliate from the PBGC stating its intention to terminate any Plan for which an Insufficiency in excess of $50,000,000 exists, or to have a trustee appointed to administer any Plan for which an Insufficiency in excess of $50,000,000 exists;

               (viii) promptly and in any event within five Business Days after receipt thereof by Guarantor or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by Guarantor or any ERISA Affiliate indicating liability in excess of $50,000,000 incurred or expected to be incurred by Guarantor or any ERISA Affiliate in connection with (A) the imposition of a Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA;

               (ix) such other information respecting the condition or operations, financial or otherwise (including an annual report or reports on oil and gas reserves of Guarantor and the Subsidiaries), of Guarantor as the Bank may from time to time reasonably request.

          (c) MAINTENANCE OF INSURANCE. Maintain, and cause each of the Principal Subsidiaries to maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Guarantor or such Principal Subsidiary operates, provided that self-insurance by Guarantor or any such Principal Subsidiary shall not be deemed a violation of this covenant to the extent that companies engaged in similar businesses and owning similar properties in the same general areas in which Guarantor or such Principal Subsidiary operates self-insure. Guarantor may maintain its Principal Subsidiaries' insurance on behalf of them.

          (d) PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each of the Principal Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory), and franchises; PROVIDED, HOWEVER, that this Section 4.01(d) shall not apply to any transactions permitted by Section 4.02(a) and shall not prevent the termination of existence, rights and franchises of any Principal Subsidiary pursuant to any merger or consolidation to which such Principal Subsidiary is a party; and provided, further, that Guarantor or any Principal Subsidiary shall not be required to preserve any right or franchise if Guarantor or such Principal Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Guarantor or such Principal Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Bank.

          (e) VISITATION RIGHTS. At any reasonable time and from time to time, after reasonable notice, permit the Bank to examine the records and books of account of, and visit the properties of Guarantor and to discuss the affairs, finances and accounts of Guarantor with any of their respective officers or directors.


          (f) DEBT TO CAPITALIZATION RATIO. Maintain at all times a ratio of (i) Total Debt (as such term is defined in the Credit
Agreement) to (ii) Total Capitalization (as such term is defined in the Credit Agreement) equal to or less than 0.5.

     Section 4.02. NEGATIVE COVENANTS. Guarantor covenants and agrees with the Bank that so long as any of the Operative Documents shall remain in effect or any Guaranteed Obligations shall remain unsatisfied, Guarantor will not:

          (a) MERGERS, ETC. Merge or consolidate with or into, or permit any Principal Subsidiary to merge or consolidate with or into, any Person, unless (i) in the case of Guarantor, Guarantor is the surviving corporation and is not a Subsidiary of any other Person other than Enron Corp., or (ii) in the case of any Principal Subsidiary, Guarantor or, if Guarantor is not a party to such merger or consolidation, a Subsidiary of Guarantor, in which the interest owned, directly or indirectly, by Guarantor is at least equal to the interest owned, directly or indirectly, by Guarantor in the merging or consolidating Subsidiary is the surviving or resulting corporation, provided in each case referred to in clause (i) or (ii) of this sentence that, immediately after giving effect to such proposed transaction, no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default would exist.

          (b) COMPLIANCE WITH ERISA. (i) Terminate, or permit any ERISA Affiliate to terminate, any Plan so as to result in any liability of Guarantor or any ERISA Affiliate to the PBGC in excess of $50,000,000, or (ii) permit circumstances which give rise to a Termination Event described in clause (ii), (iv) or (v) of the definition of Termination Event with respect to a Plan so as to result in any liability in excess of $50,000,000 of Guarantor or any ERISA Affiliate to PBGC.

     Section 4.03. COMPLIANCE WITH COVENANTS UNDER CREDIT AGREEMENT. Guarantor will not fail to perform or observe any term, covenant, or agreement contained in Sections 5.01 and 5.02 of the Credit Agreement. The terms, covenants, and agreements in Section 5.01 and 5.02 shall have the same force and effect as if fully recited herein, shall be deemed to have been made in favor of the Bank, shall survive the termination or expiration of the Credit Agreement (or Guarantor's obligations thereunder) and, notwithstanding any such termination or expiration of the Credit Agreement (or Guarantor's obligations thereunder), shall continue to inure to the benefit of the Bank. Any amendment or modification to any of the terms, covenants, or agreements contained in Sections 5.01 and 5.02 of the Credit Agreement shall not be operative and shall have no force and effect with respect to Guarantor and the Bank pursuant to this Guaranty and such terms, covenants, and agreements contained in Sections 5.01 and 5.02 shall be deemed to remain as written, without regard to any such amendment or modification.

                               ARTICLE V

                           EVENTS OF DEFAULT

     Section 5.01. EVENT OF DEFAULT. If any of the following events shall occur it shall constitute an "EVENT OF DEFAULT" hereunder:

          (a) Guarantor shall fail to observe or perform any covenant or agreement contained in this Guaranty;

          (b) Guarantor shall fail to maintain, or cause to be maintained, the validity and effectiveness of each Operative Document;

          (c) Guarantor or any of its Principal Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay it debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Guarantor or any of its Principal Subsidiaries seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Bankruptcy Law or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of 60 days;

          (d) Guarantor or any of its Principal Subsidiaries shall take any corporate action to authorize any of the actions set forth above in Section 5.01(c);

          (e) (i) Any Debt which is outstanding in a principal amount of at least $50,000,000 in the aggregate of Guarantor or any of its Principal Subsidiaries shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or as a result of the giving of notice of voluntary prepayment), prior to the stated maturity thereof; or

               (ii) Any other event shall occur or condition shall exist under any agreement or instrument relating to any Debt which is outstanding in a principal amount of at least $50,000,000 in the aggregate of Guarantor or any of its Principal Subsidiaries and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the maturity of such Debt is accelerated as a result of the effect of such event or condition; or

          (f)  (i)  Any Termination Event as defined in clause (ii),
(iv) or (v) of the definition thereof with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to Guarantor by the Bank, (A) such Termination Event shall still exist and (B) the sum (determined as of the date of occurrence of such Termination Event) of the liabilities to the PBGC resulting from all such Termination Events is equal to or greater than $100,000,000; or

          (ii) Guarantor or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $100,000,000 or requires payments exceeding $50,000,000 per annum; or

          (iii) Guarantor or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Guarantor and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years which include the date hereof by an amount exceeding $50,000,000 in the aggregate; or

          (g) Any judgment, decree or order for the payment of money in excess of $50,000,000 shall be rendered against Guarantor or any of its Principal Subsidiaries and remains unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment, decree, or order, or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment, decree, or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) Any representation or warranty of Guarantor set forth herein or in any Operative Document or in any certificate, notice, demand, request, or other document delivered to the Bank in connection herewith or therewith shall prove to have been incorrect in any material respect when made or deemed made and such materiality is continuing.

     Section 5.02. WAIVER OF DEFAULT. No waiver by the Bank of any Event of Default shall in any way be, or be construed to be, a waiver of any further or subsequent Event of Default.

                              ARTICLE VI

                             MISCELLANEOUS

     Section 6.01. TERM OF GUARANTY. This Guaranty and all guarantees, covenants, and agreements of Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the obligations of Guarantor hereunder and all of the obligations (including the Guaranteed Obligations) of the Obligor under the Operative Documents shall be duly and completely paid or performed.

     Section 6.02. SUCCESSORS AND ASSIGNS. This Guaranty shall continue in full force and effect and be binding upon Guarantor and the successors and assigns of Guarantor notwithstanding the release of Guarantor or any other party liable upon or in respect of the Guaranteed Obligations. Guarantor may not assign or otherwise transfer this instrument or any obligations hereunder without the prior written consent of the Bank. The Bank may assign this Guaranty or any rights or powers hereunder, with any or all of the underlying liabilities or obligations the payment of which is guaranteed hereunder. As used in this Guaranty, the term

"Bank" shall in all respects mean and include CREDIT SUISSE, NEW YORK BRANCH and its successors, assigns, or participants.

     Section 6.03. PARAGRAPH HEADINGS. THE paragraph headings inserted in this Guaranty have been included for convenience only and are not intended, and shall not be construed, to limit or define in any way the substance of any paragraph contained herein.

     Section 6.04. NOTICES. Except where otherwise provided herein, all instructions, notices and other communications to be given to any party hereto shall be in writing and shall be personally delivered or sent by first-class mail, or by telecopier, and shall be deemed to be given for purposes of this Guaranty on the day when delivered or sent (except if sent by certified mail they shall be deemed to be given on the 5th Business Day after the day on which mailed) to the intended party at its address or telecopier number specified below (or as such party may specify to the other parties in writing). Any requirement that notice be given to any person under this Guaranty shall be deemed to require notice to every person listed below. The addresses of the Bank and Guarantor for notices are:

If to Bank:    Credit Suisse
               12 E. 49th Street
               New York, New York 10017
               Attention:  Hazel Leslie
               Telephone: (212) 612-8055
               Telecopier: (212) 612-8368

with a copy to:Credit Suisse
               Houston Representative Office
               1100 Louisiana, Suite 4750
               Houston, Texas 77002
               Attention:  Donald W. Herrick, Jr.
               Vice President
               Telephone: (713) 751-0300
               Telecopier: (713) 751-0702

If to Guarantor:Enron Oil & Gas Company
               1400 Smith Street
               Houston, Texas 77002
               Attention:   Senior Vice President and
                         Chief Financial Officer
               Telephone: (713) 853-5012
               Telecopier: (713) 646-8062

Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this
Section 6.04.

     Section 6.05. AMENDMENTS AND WAIVERS. Neither this Guaranty nor any term hereof may be changed, waived, discharged, or terminated except by a written instrument executed by Guarantor and the Bank.

     Section 6.06. FURTHER ASSURANCES. GUARANTOR hereby agrees to execute and deliver all such instruments and take all such action as the Bank may from time to time reasonably request in order fully to effectuate the purposes of this Guaranty.

     Section 6.07. EFFECTIVENESS OF THE GUARANTY. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 6.08. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations, warranties, and covenants made by Guarantor herein or made in writing by or on behalf of Guarantor in connection herewith shall survive the execution and delivery of this Guaranty, the transfer by the Bank of the Operative Documents, or portion thereof or interest therein and the payment and performance of the Guaranteed Obligations, and may be relied upon by any assignee of the Bank, regardless of any investigation made at any time by or on behalf of the Bank or any assignee of the Bank. Subject to the preceding sentence, this Guaranty embodies the entire agreement and understanding between the Bank and the undersigned and supersedes all prior agreements and understandings relating to the subject matter hereof.

     Section 6.09. GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     Section 6.10. RIGHT OF SET-OFF. Upon the occurrence of and during the continuance of an Event of Default, the Bank is hereby authorized at any time and from time to time to the fullest extent permitted by law, to set-off and apply against any and all obligations of Guarantor now or hereafter existing under this Guaranty, (i) any and all balances in every deposit account of Guarantor with the Bank now or at any time hereafter existing, (ii) any and all other rights or claims of Guarantor against the Bank and (iii) any and all money, instruments, securities, documents, chattel paper, or other property or rights of Guarantor which may now or at any time hereafter be in possession or custody or under control of the Bank or any office or agency of the Bank, and the proceeds, products and accessions of and to any thereof. The Bank agrees to promptly notify Guarantor after any such set-off and application made by the Bank, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

     Section 6.11. MISCELLANEOUS. Guarantor agrees that all payments to be made by it hereunder shall be made to the Bank without set-off or counterclaim in lawful currency of the United States of America in immediately available funds through the New York Federal Reserve Bank to the branch of the Bank located at 12 East 49th Street, New York, N.Y. 10017, in United States Dollars.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Guaranty on the day and year first above written.

                                   ENRON OIL & GAS COMPANY


                                   By:

                                   Name: Ben B. Boyd

                                   Title: Vice President and Controller